As filed with the Securities and Exchange Commission on July 8, 2025

Registration No. [  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	7372	85-3651036
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

THUMZUP MEDIA CORPORATION

10557-B Jefferson Blvd.

Culver City, CA 90232

(Address and telephone number of principal executive offices and principal place of business)

Robert Steele

Chief Executive Officer

10557-B Jefferson Blvd.

Culver City, CA 90232

(800) 403-6150

(Name, address and telephone number of agent for service)

With copy to:

Michael Harris, Esq.

Edward H. Schauder, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 416(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 8, 2025

PRELIMINARY PROSPECTUS

Thumzup Media Corporation

3,250,000 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the resale, from time-to-time, by the selling stockholders named herein (the “Selling Stockholders”) of up to 3,250,000 shares of our Common Stock, par value $0.001 per share. In this prospectus, the Common Stock being offered by the Selling Stockholders in this offering are referred to as the “Shares.”

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the Shares by the Selling Stockholders.

On July 7, 2025, we closed a primary public offering (the “Public Offering”) of the Company’s Series C Convertible Preferred Stock (the “Series C”).

Simultaneously with the consummation of the Public Offering, Robert Steele, the Company’s Chief Executive Officer, sold 2,500,000 shares of Common Stock in a private transaction (the “Private Transaction Shares”) to certain accredited investors who were also purchasers in the Public Offering. The purchase price of the Private Transaction Shares was $0.50 per share and Mr. Steele received $1,250.000.

Simultaneously with the consummation of the Public Offering, pursuant to an option assignment agreement dated June 19, 2025 (the “Option Agreement”), for $150,000 Hampton Growth Resources, LLC (“Assignor’) sold an option to purchase 750,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share (the “Option”) to certain accredited investors who were also purchasers in the Public Offering (the “Assignees”). Mr. Andrew Haag, the brother of Mr. Robert Haag, a member of the Company’s Board of Directors, is a stockholder of the Company and the Managing Member of the Assignor. The Assignor had previously purchased the Option for $125,000 from Mr. Daniel Lupinelli, a principal stockholder of the Company beneficially owing 14.47% of the outstanding Common Stock of the Company as of June 30, 2025. Subsequent to the sale and assignment of the Option, the Assignees purchased 750,000 shares at the purchase price of $225,000, which was paid to Mr. Lupinelli.

We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. The Selling Stockholders may sell our shares of Common Stock offered by this prospectus from time-to-time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for our Common Stock or in negotiated transactions.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “TZUP.” On July 7, 2025, the last reported sale price of our Common Stock was $10.20 per share.

Our principal executive office is located at 10557-B Jefferson Blvd., Culver City, CA 90232, and our telephone number is (800) 403-6150.

The Selling Stockholders may offer the Shares directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the Shares their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution.”

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 9, in addition to Risk Factors contained in the Reports we incorporate by reference in the prospectus.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated ______ __, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this prospectus, the Selling Stockholders may sell up to 3,250,000 shares of Common Stock. This prospectus describes the general manner in which our securities may be offered by this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

The terms “Thumzup” the “Company,” “we,” “our” or “us” in this prospectus refer to Thumzup Media Corporation unless the context suggests otherwise.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed on March 11, 2025 and amended on April 30, 2025, and our Quarterly Report on Form 10-Q for the Period Ended March 31, 2025, as filed on May 15, 2025, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, our ability to raise funds for general corporate purposes and operations, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed on March 11, 2025 and amended on April 30, 2025, and our Quarterly Report on Form 10-Q for the Period Ended March 31, 2025, as filed on May 15, 2025, which are incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

Background of Thumzup

Thumzup was incorporated on October 27, 2020, under the laws of the State of Nevada. Its headquarters are located in Culver City, CA. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup’s mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app. The Thumzup app generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

Our Common Stock is currently traded on Nasdaq under the symbol “TZUP.”

The Thumzup app enables users to select a brand they want to post about on social media. Once the Thumzup user selects the brand and takes a photo (using the app), the app will post the photo and a caption to the user’s social media account(s). As of the date of this filing, Instagram is the Company’s initial social media platform that is being used, due to its wide acceptance and its great functionality using photographs. The Company expects to add other social media platforms in the future. For the advertiser, the Thumzup system enables brands to get real people to promote products to their friends, rather than displaying banner ads that consumers now mostly ignore, or contracting with expensive professional influencers.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Recent Developments

We closed the Public Offering, of 108,336 shares of Series C with each share of Series C convertible into 10 shares of Common Stock. The public offering price of the Series C price was $60 per share. We received approximately $6,500,000 of proceeds before expenses from the Public Offering. Dominari Securities, LLC acted as the Placement Agent.

In connection with the Public Offering, we also issued warrants to the Placement Agent to purchase 65,000 shares of Common Stock at $6.00 per share, issuable upon the full exercise of the Placement Agent Warrants.

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As we disclose on the cover page of this prospectus, simultaneously with the consummation of the Public Offering Robert Steele, the Company’s Chief Executive Officer, sold the Private Transaction Shares to certain accredited investors who were purchasers in the Public Offering. The purchase price of the Private Transaction Shares was $0.50 per share and Mr. Steele will received $1,250.000.

Simultaneously with the consummation of the Public Offering, pursuant to the Option Agreement, the Assignor has agreed to sell for $150,000 an option to purchase 750,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share to certain Assignees. Mr. Andrew Haag, the brother of Mr. Robert Haag, a member of the Company’s Board of Directors, is a stockholder of the Company and the Managing Member of the Assignor. The Assignor had previously purchased the Option from Mr. Daniel Lupinelli, a principal stockholder of the Company beneficially owing 14.47% of the outstanding Common Stock of the Company as of June 30, 2025, for an aggregate purchase price of $125,000. Subsequent to the sale and assignment of the Option, the Assignees exercised the Option, purchasing 750,000 shares for the purchase price of $225,000, which was paid to Mr. Lupinelli.

On May 12, 2025, the Company entered into that certain Master Loan Agreement (the “MLA”) with Coinbase Credit, Inc. (“Coinbase”) and Coinbase, Inc., pursuant to which the Company and Coinbase may enter into transactions (each such transaction, a “Loan”) in which Coinbase will lend to the Company certain digital assets or cash against a transfer of Collateral (each as defined in the MLA). Pursuant to the MLA, the Company and Coinbase shall agree on the terms of the Loan, and Coinbase shall confirm such Loan by sending a confirmation to the Company. Unless otherwise agreed, the Company will transfer to Coinbase the collateral with a market value at least equal to the margin percentage of the market value of the Loaned Asset (as defined in the MLA). As of July 3, 2025, we have received $500,000 under the MLA and the principal amount outstanding as of July 3, 2025 is $500,000. Any borrowings under the Master Loan are collateralized by approximately $1.25 million of bitcoin as July 3, 2025.

The Industry - Social Media Marketing and Advertising and Plans for Growth, Development and Expansion

The Company believes that it is developing a new form of social media marketing that does not currently exist, therefore existing descriptions of market size and penetration are not directly applicable. As Thumzup matures, it believes there will be other competitors in this new market of paying non-professional advocates to tell their friends about products they love on social media at the point-of-sale. The closest existing market that is similar to Thumzup’s market is the rapidly growing subset of online advertising called “influencer marketing.” As social media influencers become more plentiful and proven, advertising spending has increased in this space.

The social media marketing industry is undergoing a significant transformation with the accelerating adoption of AI, which is being strategically leveraged to achieve more precise audience targeting, deliver deeply personalized content experiences, automate campaign workflows, and ultimately enhance the overall effectiveness and return on investment of marketing initiatives. This technological shift is enabling advertisers to gain deeper insights into consumer behavior, predict future trends, and create more engaging and relevant interactions across various digital channels.

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Most existing paid influencer marketing platforms were designed for professional and semi-professional online personalities. Some of these platforms have expanded to accommodate “micro-influencers” - people with 5,000 to 30,000 social media followers. In the Company’s opinion, none of these influencer platforms has entered the public consciousness and found mass adoption. As the industry also increasingly integrates AI, Thumzup is strategically positioned to leverage these advancements in its own platform development.

The Company has designed Thumzup “from the ground up” to make it easy for brands and service providers to activate people who are not professional influencers but who are passionate about the products, services, or establishments they enjoy or frequent and then are willing to relate those experiences to their friends and other social media followers. The Company has designed the Thumzup app and advertiser dashboard with “Apple-style” simplicity and intuitive features to make participation by all individuals seamless with their existing use of social media.

For more information, see the “Business” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), which is incorporated herein by reference into this prospectus

THE OFFERING

Issuer	Thumzup Media Corporation, a Nevada corporation

Securities offered by the Selling Stockholders:	3,250,000 shares of Common Stock. This includes (i) 2,500,000 shares of our Common Stock from the Private Transaction, and (ii) 750,000 shares of our Common Stock available upon the full exercise of the Options. See “Selling Stockholders” beginning on page 17 for more information.

Common Stock outstanding prior to the offering:	9,677,720 shares

Common Stock to be outstanding after the offering:	9,677,720 shares

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholders of the shares of Common Stock being offered by this prospectus.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” beginning on page 9 of this prospectus and the risk factors from our report on Form 10-K which is incorporated by reference into this prospectus.

Trading Symbol:	Our Common Stock is quoted on Nasdaq under the trading symbol “TZUP”.

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The number of shares of our Common Stock to be outstanding immediately after this offering is based on 9,677,720 shares of Common Stock outstanding as of July 7, 2025 and excludes, as of that date:

●	1,223,000 shares issuable upon the exercise of stock options issued under our 2024 Equity Incentive Plan;

●	71,250 shares issuable upon the exercise of underwriter warrants issued in October 2024;

●	2,379,480 shares issuable upon the conversion of our Series A (as defined below);

●	12,500 shares issuable upon the conversion of our Series B (as defined below);

●	1,083,333 shares issuable upon the conversion of our Series C;

●	65,000 shares issuable upon the exercise of underwriter warrants issued in July 2025; and

●	Future equity grants to our officers, employees, and independent directors.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in and incorporated by reference into this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below.

Because our auditors have qualified their report on a going concern basis and with our history of losses, we may not be able to continue operating as a going concern.

As of March 31, 2025, the Company had cash of $1,035,179 and working capital of $905,928. The Company utilized $1,262,389 in cash for operating activities during the three months ended March 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the March 31, 2025 financial statements. These losses have continued to date without considering the performance of our bitcoin investments.

Under the Company’s Treasury Reserve Policy and bitcoin strategy, it has used a significant portion of its cash, including cash generated from capital raising transactions, to acquire bitcoins, which are classified as indefinite-lived intangible assets. As of March 31, 2025, the Company held approximately 19.106 bitcoins, all of which are unencumbered. The Company believes its substantial bitcoin holdings can serve as a source of liquidity, if necessary.

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The bitcoin market historically has been characterized by significant volatility in its price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of instability in the bitcoin market, we may not be able to sell our bitcoins at reasonable prices or at all. As a result, our bitcoins are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. In addition, upon sale of our bitcoin, we may incur additional taxes related to any realized gains or we may incur capital losses as to which the tax deduction may be limited.

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting the Company’s operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. The Company’s ability to raise additional capital will be impacted by market conditions and the price of the Company’s Common Stock.

Because we have an unproven business model and have only generated nominal revenue to date, it is possible investors may lose all of their investment.

To date, we have generated only nominal revenue from our business model. While we believe that the widespread use of mobile phones and social media particularly by younger people demonstrates the vast potential for our advertising revenue model, if we are unable to generate material revenue, we may not remain in operation. In that case, investors could lose all or substantially all of their investment.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

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Our indebtedness could adversely affect our financial health and prevent us from fulfilling our debt obligations.

In May 2025, we entered into the Master Loan Agreement (the “MLA”) with Coinbase and Coinbase, Inc. pursuant to which Coinbase may lend us certain digital assets or cash. As of July 3, 2025, we have received $500,000 under the MLA and the principal amount outstanding as of July 3, 2025 is $500,000. Any borrowings under the Master Loan are collateralized by approximately $1.25 million of bitcoin as July 3, 2025.

Our indebtedness could, among others:

● increase our vulnerability to general adverse economic and industry conditions;

● require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, research and development efforts and other general corporate purposes;

● limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

● place us at a competitive disadvantage compared to our competitors that have less debt;

● result in greater interest rate risk and volatility;

● limit our ability to borrow additional funds; and

● make it more difficult for us to satisfy our obligations with respect to our debt, including our obligation to repay the MLA under certain circumstances, or refinance our indebtedness on favorable terms or at all.

In addition, if the value of bitcoin declines precipitously, the value of our collateral under the MLA would also decline. In such case, we could be required to provide Coinbase with additional collateral. If we are unable to do so, we could default under the MLA, which could have a material adverse effect on our operations, liquidity, financial condition, and results of operations.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory, and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that we will continue to have sufficient capital to allow us to pay the principal and interest on our outstanding debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable to refinance all or part of our existing debt, sell assets, borrow money, or raise equity on terms acceptable to us, if at all, and Coinbase could sell any collateral in a commercially reasonable manner and freeze certain of our accounts, among other measures.

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USE OF PROCEEDS

This prospectus relates to the Shares that may be offered and sold from time-to-time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Common Stock by the Selling Stockholders in this offering See “Plan of Distribution” elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future.

The holders of Series A Convertible Preferred Voting Stock (the “Series A”) shall be entitled to receive dividends, in cash or in-kind at the Company’s election, in an amount equal to $0.875 per share per quarter. If paid in kind, the dividend shall be in shares of the Series A (the “Dividend Shares”) valued at the $45.00 per share of the Series A (the “Purchase Price”) unless the closing price of the Common Stock on the trading day prior to the issuance of the dividend is below what is called the Reference Rate, in which case the Dividend Shares shall be valued at the purchase price adjusted pursuant to the formula set forth in Section 3 of the Certificate of Designations.

The holders of Series B Convertible Preferred Voting Stock (the “Series B”) are entitled to receive dividends, in cash or shares of Common Stock at the Company’s election, in an amount equal to $1.25 per share per quarter. If paid in Common Stock, the number of shares issued for the dividend shall be equal to the quotient of the dividend payable divided by the volume weighted average price on the dividend date.

In 2024, we paid $72,852 in dividends. In the quarter ended March 31, 2025, we paid dividends of $19,626.

DETERMINATION OF OFFERING PRICE

Each Selling Stockholder will determine at what price(s) such Selling Stockholder may sell the Common Stock, and such sales may be made at prevailing market prices, or at privately negotiated prices.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance of 1,980 shares of Common Stock granted to non-executive employees under our 2024 Equity Incentive Plan issued after March 31, 2025, (ii) the issuance of 12,105 shares of Common Stock upon the conversion of the Series A issued after March 31, 2025, (iii) the issuance of 176 shares of Common Stock for dividends on the Series B issued after March 31, 2025; the issuance of 183,750 shares of Common Stock upon the conversion of the Series B issued after March 31, 2025; the issuance of 3,047 shares of the Series A for dividends on the Series A issued after March 31, 2025 and (iv) our issuance and sale of 108,333 of shares of Series C in the Public Offering, after deducting estimated Placement Agent fees and estimated offering expenses payable by us and application of the net proceeds of approximately $6.04 million.

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You should read this table in conjunction with the information contained in this prospectus and any accompanying prospectus supplement and the information incorporated by reference from our Quarterly Report on Form 10-Q for the year ended March 31, 2025, including the historical financial statements and related notes included in the report.

	As of March 31, 2025 (Presented in $ except for share numbers)
	Actual	Pro Forma
Cash	$3,757,323	$9,797,323

Preferred stock - $0.01 par value, 25,000,000 authorized
Series A Convertible Preferred Stock, 1,000,000 shares authorized 156,393 outstanding as of. March 31, 2025 and 156,963 shares pro forma	156	156
Series B Convertible Preferred Stock, 40,000 shares authorized and 15,700 shares outstanding as of March 31, 2025 and 1,000 shares pro forma	16	1
Series C Convertible Preferred Stock, No shares designated as of March 31, 2025; 200,000 shares authorized and 108,333 outstanding pro forma	0	108

Common stock, $0.001 par value, 250,000,000 authorized and 9,479,709 shares outstanding as of March 31, 2025 and 9,677,720 shares pro forma Treasury stock, at cost, 79,377 shares of Common Stock outstanding at March 31, 2025	9,480	9,678
	(298,207)	(298,207)

Additional paid in capital	14,931,573	20,971,218
Accumulated deficit	(11,846,795)	(11,846,795)
Total stockholders’ equity	$2,796,223	$8,836,223

Total capitalization	$3,179,967	$9,219,967

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The number of shares of our Common Stock in the table above excludes, as of March 31, 2025:

●	1,223,000 shares issuable upon the exercise of stock options issued under our 2024 Equity Incentive Plan;

●	71,250 shares issuable upon the exercise of underwriter warrants issued in October 2024;

●	2,345,880 shares issuable upon the conversion of our Series A;

●	196,250 shares issuable upon the conversion of our Series B;

●	1,083,333 shares issuable upon the conversion of our Series C issued in the Public Offering

●	65,000 shares issuable upon the exercise of underwriter warrants issued in July 2025 as part of the Public Offering;

●	Future equity grants to our officers, employees and independent directors; and

●	The pro forma amounts give effect to our raising approximately $6,500,000 in the Public Offering.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement contain the material terms of the securities being offered.

Description of Common Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.001 per share. As of July 7, 2025, 9,677,720 shares of Common Stock were issued and outstanding.

All outstanding shares of our Common Stock are fully paid and nonassessable. The following summarizes the rights of holders of our Common Stock:

●	a holder of Common Stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of Common Stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of Common Stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our Common Stock; and

●	there are no preemptive, subscription or conversion rights applicable to our Common Stock.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”) contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors or by holders of 10% of any class of our capital stock.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

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Removal of Directors. Under Nevada law, any director may be removed from office, with or without cause, by the vote or written consent of stockholders representing more than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board of Directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. Its mailing address is 6725 Via Austi Pkwy Suite 300, Las Vegas, NV 89119 and its telephone number is (800) 785-7782.

PRIVATE PLACEMENT OF COMMON STOCK AND ASSIGNMENT AND EXERCISE OF OPTION

On July 7, 2025, we closed the Public Offering with Dominari Securities, LLC acting as Placement Agent in which we sold 108,336 shares of Series C. Each share of Series C is convertible into 10 shares of Common Stock. The Public Offering Price of the Series C was $60 per share. We received approximately $6,500,000 of gross proceeds from the Public Offering.

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Simultaneously with the consummation of the Public Offering, Robert Steele, the Company’s Chief Executive Officer, in one or more private transactions, has sold the Private Transaction Shares to certain accredited investors who were purchasers in the Public Offering. The purchase price of the Private Transaction Shares was $0.50 per share and Mr. Steele received $1,250,000.

Simultaneously with the consummation of the Public Offering, pursuant to the Option Agreement, the Assignor sold for $150,000 an Option to purchase 750,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share to certain Assignees. Mr. Andrew Haag, the brother of Mr. Robert Haag, a member of the Company’s Board of Directors, is a stockholder of the Company and the Managing Member of the Assignor. The Assignor had previously purchased the Option from Mr. Daniel Lupinelli, a principal stockholder of the Company beneficially owing 14.47% of the outstanding Common Stock of the Company as of June 30, 2025, for an aggregate purchase price of approximately $125,000. Subsequent to the sale and assignment of the Option, the Assignees exercised the Option, purchasing 750,000 shares for the purchase price of $225,000, which was paid to Mr. Lupinelli.

SELLING STOCKHOLDERS

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time-to-time. For additional information see “Private Placement of Common Stock and Assignment and Subsequent Exercise of Options” above. Except for the ownership of our securities, and as otherwise provided below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists certain of the Selling Stockholders and other information regarding the beneficial ownership of the Shares by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each of the listed Selling Stockholders, based on its ownership of the shares of Common Stock immediately prior to this offering.

The third column lists the Shares being registered by this prospectus for resale by the listed Selling Stockholders.

The Selling Stockholders may sell all, some or none of the offered Shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Offered by this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Shares of Common Stock Beneficially Owned After Offering(4)
Alex Spiro(5)	108,333	100,000	8,333	*
Donald J. Trump Jr.(6)	350,000	350,000	—	*%
Valkyrie X Ser VII TZUP I(7)	1,071,667	955,000	116,667	1.19%
American Ventures Series V TZUP I(8)	1,236,667	1,041,667	195,000	1.98%
Zi Ventures(9)	500,000	250,000	250,000	2.52%
Eleven Ventures, LLC(10)	333,334	166,667	166,667	1.69%
Ross Carmel (11)	83,334	41,667	41,667	*
James McCabe(12)	165,000	90,000	75,000	*
Erica Groussman(13)	180,000	125,000	55,000	*
Exuma Fund(14)	165,000	90,000	75,000	*
Scojack, LLC(15)	77,500	40,000	37,500	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock

(1)	This column represents the amount of shares of Common Stock issuable upon (i) the full conversion of the Selling Stockholder’s Series C issued in the Public Offering and (ii) the full exercise of the Option. Does not give effect to the beneficial ownership limitation of the Series C or the Options and assumes no purchases in the public market.

(2)	This column represents the amount of Shares that were acquired by the Selling Stockholder in the Private Transaction and, with respect to one Selling Stockholder, the acquisition of Options, which may be sold by the Selling Stockholders. However, the Selling Stockholders are not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

(3)	Assumes the full conversion of the Selling Stockholder’s Series C.

(4)	The number of shares and percentages are based on 9,677,720 shares outstanding, and assume the Selling Stockholders sell all of their Shares offered by this prospectus.

(5)	The principal address of the Selling Stockholder is 66 S. Hanford St., Ste. 150 Seattle WA 98134.

(6)	The principal address of the Selling Stockholder is 725 Fifth Avenue, 23rd Floor, New York, NY 10022.

(7)	The business address of Valkyrie X Ser VII TZUP I is 433 Plaza Real, Suite 275, Boca Raton, FL 33432. Valkyrie X Ser VII TZUP I’s principal business is that of a private investor. Jin Pyung Yoo is the manager of Valkyrie X Ser VII TZUP I, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by it. Jin Pyung Yoo disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by ValkyrieX Ser VII TZUP I.

(8)	Includes 750,000 shares of Common Stock acquired in the Private Sale and 250,000 Shares of Common Stock issuable upon the exercise of the Option. The business address of American Ventures Ser V TZUP II is 1091 Gulfstream Way, Riviera Beach, FL 33404. American Ventures Ser V TZUP II’s principal business is that of a private investor. Soo J. Yu is the manager of American Ventures Ser V TZUP II, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this Selling Stockholder. Soo J. Yu disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by this Selling Stockholder. The address of this Selling Stockholder is 1091 Gulfstream Way, Riviera Beach, FL 33404.

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(9)	The business address of Zi Ventures is 17001 Collins Ave., Unit 4704, Sunny Isles Beach, FL 33160. Zi Ventures’ principal business is that of a private investor. Ido Zaken is the sole stockholder and Chief Executive Officer of Zi Ventures, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this Selling Stockholder. Ido Zaken disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by this Selling Stockholder. The address of this Selling Stockholder is 17001 Collins Ave., Unit 4704, Sunny Isles Beach, FL 33160.

(10)	The business address of Eleven Ventures, LLC is 463 Adams St., Denver CO 80206. Eleven Ventures LLC’s principal business is that of a private investor. Hartley Wasko is the manager of Eleven Ventures, LLC, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this Selling Stockholder. Hartley Wasko disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by this Selling Stockholder. The address of this Selling Stockholder is 463 Adams St., Denver CO 80206.

(11)	The principal address of the Selling Stockholder is 1185 6thAvenue, New York, NY 10036

(12)	The principal address of the Selling Stockholder is 2300 E. Las Olas Blvd., 5th Floor, Fort Lauderdale, FL 33301

(13)	The principal address of the Selling Stockholder is 6203 Laguna Path, North Miami Beach, FL 33141.

(14)	The business address of Exuma Fund is 1250 S Pine Island Rd Suite 500 Plantation, FL 33324. Exuma Fund’s principal business is that of a private investor. Douglas A. Perera Jr. is the manager of Exuma Fund, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Exuma Fund. Douglas A. Perera Jr. disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by Exuma Fund.

(15)	The business address of Scojac, LLC is 2637 E Atlantic Blvd #1220, Pompano Beach, FL 33062. Scojac, LLC’s principal business is that of a private investor. Scott Herman is the manager of Scojac, LLC, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Scojac, LLC. Scott Herman disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by Scojac, LLC.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933 (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Stockholders may not sell the Shares to a broker-dealer acting as a principal, since this would constitute a material change to this Plan of Distribution, unless we file a post-effective amendment to the Registration Statement containing this prospectus.

In connection with the sale of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of Common Stock offered by this prospectus have been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The financial statements of Thumzup Media Corporation, as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Haynie & Company an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

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We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, as amended on April 30, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended May 15, 2025, for the quarter ended March 31, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 20, 2025, March 25, 2025, May 13, 2025, June 23, 2025, and July 7, 2025; and

●	all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with the SEC rules.

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You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Robert Steele

Chief Executive Officer

10557-B Jefferson Blvd.

Culver City, CA 90232

(800) 403-6150

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus, which constitutes a part of this Registration Statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, you should refer to this Registration Statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Thumzup Investor Relations at +1 (800) 403-6150.

Our Internet address is www.ThumzupMedia.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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Thumzup Media Corporation

3,250,000 Shares

Common Stock Offered by The Selling Stockholders

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The aggregate estimated (other than the registration fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

SEC registration fee	$3,970.95
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$5,000
Total	$38,970.95

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

The laws of Nevada provides for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/she must not have had a reasonable cause to believe his conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors my majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provides that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Bylaws provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in any agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

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EXHIBITS

Exhibit Number	Description of Document

3.1	Articles of Incorporation, filed on October 27, 2020, as amended (incorporated by reference to exhibit 3.1 to Form S-1 dated October 9, 2024).

3.2	Certificate of Amendment to the Articles of Incorporation, filed on November 4, 2022 (incorporated by reference to exhibit 3.2 to Form S-1 dated October 9, 2024).

3.3	Amended and Restated Bylaws (incorporated by reference to exhibit 3.3 to Form S-1 dated October 9, 2024).

3.4	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Preferred Convertible Voting Stock (incorporated by reference to exhibit 3.4 to Form S-1 dated October 9, 2024).

3.5	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series B Preferred Convertible Voting Stock (incorporated by reference to exhibit 3.5 to Form S-1 dated October 9, 2024).

3.6	Certificate of Designations, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-k filed June 23, 2025).

3.7	Amendment to Certificate of Designations, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-k filed July 7, 2025).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to exhibit 4.1 to Form S-1/A filed June 10, 2021).

5.1**	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.

23.1**	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1).

23.2**	Consent of Haynie & Company, Independent Registered Public Accounting Firm.

107**	Filing Fee Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver, California, on July 8, 2025.

THUMZUP MEDIA CORPORATION

July 8, 2025	By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer
(Principal Executive Officer)

July 8, 2025	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

July 8, 2025	By:	/s/ Robert Steele
Robert Steele
Director

July 8, 2025	By:	/s/ Isaac Dietrich
Isaac Dietrich
Director

July 8, 2025	By:	/s/ Joanna Massey
Joanna Massey
Director

July 8, 2025	By:	/s/ Robert Haag
Robert Haag
Director

July 8, 2025	By:	/s/ Paul Dickman
Paul Dickman
Director

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